As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-260822

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2

to

Form S-3

on

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERRA MOBILITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	81-3563824
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Rebecca Kozloff Collins

General Counsel

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Steven D. Pidgeon

Kevin E. Criddle

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Tel: (480) 606-5100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This filing constitutes a post-effective amendment to the registration statement on Form S-3 (File No. 333-260822), filed on November 5, 2021.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We initially registered on Form S-3 (File No. 333-260822) for: (i) the issuance and sale of up to 19,999,967 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (a) 6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and (b) 13,333,301 shares of our Class A Common Stock issuable upon exercise of 13,333,301 warrants issued in connection with our initial public offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”); and (ii) the offer and sale from time to time by the selling stockholder identified in the prospectus of up to 13,207,821 shares of Class A Common Stock. Due to the late filing of our Annual Report on Form 10-K for the year ended December 31, 2021, we no longer qualify for the use of a registration statement on Form S-3 under applicable Securities and Exchange Commission rules. We have filed this post-effective amendment on Form S-1 to ensure that: (i) the shares of our Class A Common Stock may be sold by the selling stockholder; (ii) the shares of our Class A Common Stock issuable upon exercise of the Warrants may be issued pursuant to an effective registration statement; and (iii) to update the prospectus contained in the registration statement. All applicable registration fees were paid in connection with the initial filing of the registration statement.

The information in this prospectus is not complete and may be changed. Neither Verra Mobility Corporation nor the selling stockholder hereunder may sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 12, 2022

PROSPECTUS

VERRA MOBILITY CORPORATION

Up to 19,999,967 Shares of Class A Common Stock Issuable Upon Exercise of Warrants

and

Up to 5,000,000 Shares of Class A Common Stock Offered by the Selling Stockholder

This prospectus relates to the issuance by us of an aggregate of up to 19,999,967 shares of our Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), consisting of (i) 6,666,666 shares of Class A Common Stock issuable upon the exercise of 6,666,666 warrants issued in a private placement in connection with our initial public offering (the “Private Placement Warrants”) and (ii) 13,333,301 shares of our Class A Common Stock issuable upon exercise of 13,333,301 warrants issued in connection with our initial public offering (the “Public Warrants” and, together with the Private Placement Warrants, the “Warrants”).

The prospectus also relates to the offer and sale from time to time by PE Greenlight Holdings, LLC (the “Selling Stockholder”), or its permitted transferees, of up to 5,000,000 shares of Class A Common Stock. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder pursuant to this prospectus. We will bear all expenses of the offering of Class A Common Stock except that the Selling Stockholder will pay any applicable underwriting fees, discounts or commissions and transfer taxes.

Our Class A Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRRM.” Our Public Warrants are quoted on OTC Pink under the symbol “VRRMW.” On May 11, 2022, the last reported sale price of our Class A Common Stock was $13.97 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated or deemed incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). We may use the shelf registration statement to issue up to an aggregate of 19,999,967 shares of Class A Common Stock upon exercise of our Warrants. Under the shelf registration process, the Selling Stockholder may offer and sell, from time to time, an aggregate of up to 5,000,000 shares of Class A Common Stock.

We may also file a prospectus supplement or post-effective amendment to the registration statement, of which this prospectus forms a part, that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any applicable prospectus supplement and any post-effective amendment, together with the additional information described under the heading “Where You Can Find More Information.”

We are responsible only for the information contained in this prospectus or incorporated by reference in this prospectus or to which we have referred you, including any prospectus supplement or free writing prospectus that we file with the SEC relating to this prospectus. Neither we nor the Selling Stockholder have authorized any dealer, salesman or other person to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

No action is being taken in any jurisdiction outside the United States to permit a public offering of securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restriction as to this offering and the distribution of this prospectus applicable to those jurisdictions.

As used in this prospectus and any accompanying prospectus, unless the context otherwise indicates, references to “our,” “we,” “us,” the “Company,” “Verra Mobility” and “Verra” refer to Verra Mobility Corporation together with its consolidated subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict, including the Risk Factors identified on Part I, Item 1A “Risk Factors” of our Form 10-K for the year ended December 31, 2021; therefore, actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements.

All statements contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus and the information incorporated or deemed to be incorporated herein or therein by reference other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, products, services, and technology offerings, market conditions, growth and trends, expansion plans and opportunities, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely” and similar expressions, and the negative of these expressions, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated herein by reference. Factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements include, among other things:

•	disruption to our business and results of operations as a result of the novel coronavirus pandemic, including variant strains (“COVID-19”);

•	customer concentration in our Commercial Services and Government Solutions segments;

•	the impact of COVID-19 on our revenues from key customers in our Commercial Services, Government Solutions and Parking Solutions segments;

•	risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits and investigations;

•	decreases in the prevalence of automated and other similar methods of photo enforcement or the use of tolling;

•	our ability to compete in a highly competitive and rapidly evolving market;

•	the success of our new products and changes to existing products and services;

•	our ability to successfully implement our acquisition strategy or integrate our acquisitions;

•	failure in or breaches of our networks or systems, including as a result of cyber-attacks;

•	decreased interest in outsourcing from our customers;

•	our ability to properly perform under our contracts and otherwise satisfy our customers;

•	our ability to manage the risks, uncertainties and exposures related to our international operations;

•	our ability to acquire necessary intellectual property and adequately protect our existing intellectual property;

•	our ability to manage our substantial level of indebtedness;

•	our reliance on a limited number of third-party vendors and service providers;

•	our ability to maintain an effective system of internal controls; and

•	risks and uncertainties related to litigation, disputes and regulatory investigations.

These factors and the other risk factors described or incorporated by reference in this prospectus are not necessarily all of the important factors that could cause our actual results, performance or achievements to differ materially from those expressed in or implied by any of our forward-looking statements. Other unknown or unpredictable factors also could harm our business, financial condition, results of operations or cash flows.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

VERRA MOBILITY CORPORATION

THE COMPANY

We are a leading provider of smart mobility technology solutions and services throughout the United States, Australia, Europe and Canada. We provide integrated technology solutions and services which include toll and violations management, title and registration, automated safety solutions, parking enforcement and citation and other data driven solutions to our customers, which include rental car companies, fleet management companies, other large fleet owners, municipalities, school districts, universities, parking operators, healthcare facilities, transportation hubs and other violation-issuing authorities. Our solutions simplify the smart mobility ecosystem by utilizing what we believe are industry-leading capabilities, information and technology expertise, and integrated hardware and software to efficiently facilitate the automated processing of tolls and violations, automated safety, and parking solutions for hundreds of agencies and millions of end users annually, while also making cities and roadways safer for everyone.

Based in Mesa, Arizona, we operate through three primary segments – Commercial Services, Government Solutions and Parking Solutions. Through our Commercial Services segment, we believe we are a market-leading provider of automated toll and violations management and title and registration solutions to RACs, FMCs and other large fleet owners in the United States and Canada. In Europe, we provide violations processing through Euro Parking Collection plc and consumer tolling services through Pagatelia S.L. Through our Government Solutions segment, we believe we are a market-leading provider of automated safety solutions to municipalities, counties, school districts and law enforcement agencies, including services and technology that enable photo enforcement via road safety camera programs related to red-light, speed, school bus, and city bus lanes. Through our Parking Solutions segment, we provide end-to-end parking management solutions to universities, parking operators, healthcare facilities and municipalities in North America.

Verra Mobility was formerly known as Gores Holdings II, Inc. (“Gores”), and was originally incorporated in Delaware on August 15, 2016, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On January 19, 2017, the Company consummated its initial public offering following which its shares began trading on Nasdaq. On June 21, 2018, Gores entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Greenlight Holding II Corporation, the Selling Stockholder, AM Merger Sub I, Inc., a direct, wholly owned subsidiary of Gores and AM Merger Sub II, LLC, a direct, wholly owned subsidiary of Gores. On October 17, 2018, the transactions contemplated by the Merger Agreement (the “Business Combination”) were consummated. In connection with the closing of the Business Combination, Gores changed its name to Verra Mobility Corporation. As a result of the Business Combination, Verra Mobility Corporation became the owner, directly or indirectly, of all of the equity interests of Verra Mobility Holdings, LLC and its subsidiaries.

ADDITIONAL INFORMATION

Our executive offices are located at 1150 N. Alma School Road, Mesa, Arizona 85201. Our telephone number is (480) 443-7000. Our website address is www.verramobility.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, together with all other information appearing in or incorporated by reference into this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

We will receive up to an aggregate of approximately $153.3 million from the exercise of the Public Warrants and $76.7 million from the exercise of the Private Placement Warrants, assuming the exercise in full of all the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes.

We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our common stock is not intended to be a complete summary of the rights and preferences. We urge you to read our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, in its entirety for a complete description of the rights and preferences of our common stock.

Authorized and Outstanding Stock

Our certificate of incorporation authorizes the issuance of 261,000,000 shares of capital stock, consisting of (i) 260,000,000 shares of Common Stock, including 250,000,000 shares of Class A Common Stock, $0.0001 par value per share and 10,000,000 shares of undesignated common stock, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of May 5, 2022, there were (i) 156,225,265 shares of Class A Common Stock issued and outstanding and (ii) no shares of preferred stock outstanding.

Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of common stock possess all voting power for the election of our directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Class A Common Stock shall at all times vote together as one class on all matters submitted to a vote of the holders of common stock under our certificate of incorporation.

With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required under Delaware law or by our certificate of incorporation, the act of the stockholders shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, the matter at a meeting of stockholders at which a quorum is present; provided that, for purposes thereof, all abstentions and broker non-votes shall not be counted as voted either for or against such matter.

Dividends

Subject to the rights, if any, of the holders of any outstanding shares of preferred stock, under our certificate of incorporation, holders of Class A Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per-share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, the holders of common stock will be entitled to receive the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of common stock held by them, after the rights of holders of the preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights, and there are no sinking fund or redemption provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to and may be adversely affected by the rights of holders of shares of any series of preferred stock that we may designate in the future. The rights, preferences and privileges that may be granted to holders of our preferred stock, were we to issue such preferred stock, could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Our issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Election of Directors

Our board of directors is currently divided into three classes—Class I, Class II and Class III with only one class of directors being elected in each year and each class serving a three-year term. There is no cumulative voting with respect to the election of directors. Accordingly, directors are elected by a plurality of the votes cast at an annual meeting of stockholders by holders of our Common Stock.

Fully Paid and Non-assessable

All outstanding shares of our common stock are fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

The particular terms of any series of preferred stock to be offered by this prospectus will be set forth in the prospectus supplement relating to the offering. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and will be qualified in its entirety by reference to the certificate of designation relating to the series.

Certain Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and Bylaws

We have “opted out” of Section 203 (“Section 203”) of Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers, such election becoming effective on October 17, 2018. Instead, our certificate of incorporation contains a provision that is substantially similar to Section 203 but excludes the investment funds affiliated with The Gores Group LLC and Platinum Equity, LLC, each of their successors, certain affiliates and each of their respective transferees from the definition of “interested stockholder.”

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent (15%) or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent (10%) of our assets.

However, the above provisions of Section 203 do not apply if:

•	our board of directors approves the transaction that made the stockholder an interested stockholder, prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least eighty-five percent (85%) of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board of directors only by successfully engaging in a proxy contest at two or more annual meetings.

Our certificate of incorporation requires the approval by affirmative vote of the holders of at least two-thirds of our common stock to make any amendment to key provisions of our certificate of incorporation or bylaws.

In addition, our certificate of incorporation does not provide for cumulative voting in the election of directors. Our board of directors is empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director in certain circumstances; directors may be removed from the board of directors only for cause. Stockholder action by written consent is prohibited, which forces stockholder action to be taken at an annual or special meeting of our stockholders. Meetings of the stockholders may be called only by members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Our certificate of incorporation provides for 1,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection Clause

Subject to certain limitations, our bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws; or (iv) any action asserting a claims governed by the internal affairs doctrine. In addition, our bylaws provide that unless consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the federal securities laws of the United States against us, our officers, directors, employees or underwriters.

Earn-Out Agreement

Under the Merger Agreement, the Selling Stockholder is entitled to receive additional shares of Class A Common Stock (the “Earn-Out Shares”) if the volume weighted average closing sale price of one share of Class A Common Stock on Nasdaq (the “Common Stock Price”) exceeds certain thresholds for a period of at least 10 days out of 20 consecutive trading days at any time through October 17, 2023, the five-year period following the closing of the Business Combination.

The Earn-Out Shares may be issued by the Company to the Selling Stockholder as follows:

Common Stock Price thresholds	One-time issuance of shares
> $13.00	2,500,000	(1)
> $15.50	2,500,000	(1)
> $18.00	2,500,000
> $20.50	2,500,000

(1)

On April 26, 2019 and on January 27, 2020, the Common Stock Price thresholds above (each, a “Triggering Event”) for the issuance of the first and second tranches of Earn-Out Shares occurred, as the Common Stock Price as of that date had been greater than $13.00 and $15.50, respectively, for 10 out of 20 consecutive trading days. These Triggering Events resulted in the issuance of an aggregate 5,000,000 shares of the Company’s Class A Common Stock to the Selling Stockholder.

If any of the remaining Triggering Events are not achieved within the five-year period following the closing of the Business Combination, the Company will not be required to issue the Earn-Out Shares in respect of such Common Stock Price threshold. In no event shall the Selling Stockholder be entitled to receive more than an aggregate of 10,000,000 Earn-Out Shares.

If, during the earn-out period, there is a change of control (as defined in the Merger Agreement) that will result in the holders of the Company’s Class A Common Stock receiving a per share price equal to or in excess of the applicable Common Stock Price required in connection with any Triggering Event, then immediately prior to the consummation of such change of control: (i) any such Triggering Event that has not previously occurred shall be deemed to have occurred; and (ii) the Company shall issue the applicable Earn-Out Shares to the cash consideration stockholders (as defined in the Merger Agreement) (in accordance with their respective pro rata cash share), and the recipients of the issued Earn-Out Shares shall be eligible to participate in such change of control.

Registration Rights

We are party to an Amended and Restated Registration Rights Agreement with, among others, the Selling Stockholder, dated as of October 17, 2018 (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, (i) any outstanding share of Class A Common Stock or any other equity security (including shares of Class A Common Stock issued or issuable upon exercise of any other equity security) held by the Selling Stockholder as of the date of the Registration Rights Agreement or thereafter acquired by the Selling Stockholder and shares of Class A Common Stock issued or issuable as Earn-Out Shares to the Selling Stockholder and (ii) any other equity security issued or issuable with respect to any such share of Class A Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise will be entitled to registration rights.

The Selling Stockholder and its permitted transferees are entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Selling Stockholder is entitled to participate in six demand registrations and will have certain “piggy-back” registration rights with respect to registration statements. We will bear the expenses incurred in connection with the filing of any such registration statements, other than certain underwriting discounts and selling commissions and expenses. We and the Selling Stockholder have agreed in the Registration Rights Agreement to provide customary indemnification in connection with an offering of securities effected pursuant to the terms of the Registration Rights Agreement. The registration statement of which this prospectus is a part has been filed pursuant to the Registration Rights Agreement, but does not constitute one of the demand registrations available to the Selling Stockholder thereunder.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the Selling Stockholder of up to 5,000,000 shares of our Class A Common Stock. The Selling Stockholder may offer, sell or distribute all or a portion of the Class A Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices.

When we refer to the “Selling Stockholder” in this prospectus, we mean PE Greenlight Holdings, LLC and the pledgees, donees, or other transferees who later come to hold any of the Class A Common Stock other than through a public sale, including through a distribution by the Selling Stockholder to its members.

The following table is prepared based on information provided to us by the Selling Stockholder. It sets forth the name and address of the Selling Stockholder, the aggregate number of shares of Class A Common Stock that the Selling Stockholder may offer pursuant to this prospectus, and the beneficial ownership of the Selling Stockholder both before and after the offering. We have based percentage ownership prior to this offering on 156,225,265 shares of Class A Common Stock outstanding as of May 5, 2022.

We cannot advise you as to whether the Selling Stockholder will in fact sell any or all of such Class A Common Stock. In addition, the Selling Stockholder may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Stockholder will have sold all of the Class A Common Stock covered by this prospectus upon the completion of the offering.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares To Be Sold in the Offering			Beneficial Ownership After the Offering
Name of Selling Stockholder	Shares	Percent	Shares		Percent	Shares	Percent
PE Greenlight Holdings, LLC(1)	0	0%	5,000,000	(2)	3.1%	0	0%

(1)

The business address of PE Greenlight Holdings, LLC is c/o Platinum Equity Advisors, LLC, 360 North Crescent Drive, South Building, Beverly Hills, California 90210. PE Greenlight Holdings, LLC is owned by Platinum Equity Capital Partners IV, L.P. (“PECP IV”) and Platinum Greenlight Principals, LLC (“PGP”). PECP IV and PGP are ultimately controlled by Platinum Equity, LLC. Tom Gores is the ultimate beneficial owner of Platinum Equity, LLC. Each of the foregoing may therefore be deemed to be a beneficial owner of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC. Mr. Gores disclaims beneficial ownership of the shares of our Class A Common Stock held by PE Greenlight Holdings, LLC, except to the extent of any pecuniary interest therein.

(2)	Comprised of 5,000,000 Earn-Out Shares that may be issued in the future. See “Description of Capital Stock–Earn-Out Agreement.”

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 6,666,666 shares of our Class A Common Stock upon the exercise of the Private Placement Warrants and 13,333,301 shares of our Class A Common Stock upon the exercise of the Public Warrants. We are also registering the resale by the Selling Stockholder of up to 5,000,000 shares of our Class A Common Stock. Such shares are comprised of all shares of Class A Common Stock issuable to the Selling Stockholder as Earn-Out Shares.

The Selling Stockholder may offer and sell the securities covered by this prospectus, in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters on a firm commitment or best-efforts basis;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers, who may act as agents or principals;

•	in block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	short sales;

•	in option transactions and other hedging transactions, whether through an option exchange or otherwise;

•	distributions to employees, members, limited partners or stockholders of the Selling Stockholder;

•	directly to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, the Selling Stockholder may sell any securities covered by this prospectus in private transactions or pursuant to the safe harbor under Rule 144 of the Securities Act rather than pursuant to this prospectus.

The Selling Stockholder may sell offered securities directly or through agents designated by them from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from the Selling Stockholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, the Selling Stockholder or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf or on behalf of the Selling Stockholder that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell securities short and deliver the securities offered by this prospectus to close out short positions. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions that require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. The Selling Stockholder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with a broker. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate number of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us or the Selling Stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The Selling Stockholder and any other person participating in such distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

In connection with an underwritten offering, we and the Selling Stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. The Selling Stockholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If the Selling Stockholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make. Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholder against certain liabilities related to the sale of the securities covered by this prospectus, including liabilities arising under the Securities Act. The Selling Stockholder has agreed to indemnify us against certain liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, subject to the terms and conditions of the Registration Rights Agreement. Under the Registration Rights Agreement, we have also agreed to pay the costs, expenses and fees of registering the securities covered by this prospectus, other than applicable underwriting discounts, commissions and transfer taxes.

There can be no assurance that the Selling Stockholder will sell any or all of the Class A Common Stock registered pursuant to the registration statement of which this prospectus is a part.

LEGAL MATTERS

The validity of the securities offered hereby has been passed on for us by DLA Piper LLP (US), Phoenix, Arizona. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of Verra Mobility Corporation appearing in Verra Mobility Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Verra Mobility Corporation’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which conclude, among other things, that Verra Mobility Corporation did not maintain effective internal control over financial reporting as of December 31, 2021, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework), because of the effects of the material weaknesses described therein, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov and are also available through our website at http://ir.verramobility.com/financial-information/sec-filings. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on or that can be accessed through our website does not constitute part of, and is not incorporated by reference in, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

We have filed a post-effective amendment on Form S-1 to a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. We are “incorporating by reference” into this prospectus specific documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 22, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 filed with the SEC on May 9, 2022;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2022;

•	our Current Reports on Form 8-K filed with the SEC on April 28, 2022 and May 9, 2022; and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating such description.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, from our website www.verramobility.com, or by writing or telephoning us at the following address:

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by Verra Mobility Corporation (the “Registrant”) in connection with the sale or distribution of the securities registered under this registration statement.

	Amount
SEC registration fee	$14,213.97
Printing expenses		$(1)
Legal fees and expenses		$(1)
Accounting fees and expenses		$(1)
Transfer agent and registrar fees and expenses		$(1)
Miscellaneous		$(1)
Total		$(1)

(1)

Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate that we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director actually and reasonably incurred.

Section 145 of the DGCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in such capacity, or arising out of their status as such, whether or not the corporation would have the power to indemnify such person against such liability. We have obtained officers’ and directors’ liability insurance for the members of our board of directors and executive officers for certain losses arising from claims or charges made against them while acting in their capacities as directors and officers of the Registrant.

In addition, Section 102(b)(7) of the DGCL provides that the certificate of incorporation of a corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Article Eight of the Registrant’s second amended and restated certificate of incorporation provides that: (i) a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL; (ii) the Registrant shall indemnify its directors and officers to the fullest extent authorized or permitted by law, provided that any proceeding initiated by any director or officer (other than a proceeding to enforce rights to indemnification) must be authorized by its board of directors; (iii) the right to indemnification in Article Eight includes the right to be paid by the Registrant the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; and (iv) the rights conferred in Article Eight are not exclusive of any other right any person may have or acquire under the Registrant’s second amended and restated certificate of incorporation, its by-laws, any statute, agreement, vote of stockholders of the Registrant or disinterested directors of the Registrant or otherwise.

The Registrant has also entered into indemnification agreements with directors and certain officers of the Registrant and its subsidiaries, indemnifying each such person against losses, liabilities and expenses arising out of any claims made against such person by reason of his or her being a director or officer of the Registrant. Among other exclusions, the Registrant shall not indemnify any person with respect to claims involving any breach of the duty of loyalty; willful or intentional misconduct, gross negligence or a knowing and willful violation of law; unlawful payment of a dividend or distribution or unlawful stock or equity purchase or redemption; or any receipt of an improper personal benefit.

Item 15. Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Set forth below is a list of exhibits that are being filed or incorporated by reference into this registration statement:

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

2.1	Merger Agreement, dated as of June 21, 2018, by and among Gores Holdings II, Inc., AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and PE Greenlight Holdings, LLC, in its capacity as the Stockholder Representative.	8-K	001-37979	2.1	June 21, 2018

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of August 23, 2018, by and among Gores Holdings II, Inc., AM Merger Sub I, Inc., AM Merger Sub II, LLC, Greenlight Holding II Corporation and PE Greenlight Holdings, LLC, in its capacity as the Stockholder Representative.	8-K	001-37979	2.2	Aug. 24, 2018

3.1	Second Amended and Restated Certificate of Incorporation of Verra Mobility Corporation.	8-K	001-37979	3.1	Oct. 22, 2018

3.2	Amended and Restated Bylaws of Verra Mobility Corporation.	8-K	001-37979	3.2	Oct. 22, 2018

4.1	Specimen Class A Common Stock Certificate.	S-1	333-21503	4.2	Dec. 9, 2016

4.2	Specimen Warrant Certificate.	S-1	333-21503	4.3	Dec. 9, 2016

4.3	Warrant Agreement, dated January 12, 2017, between the Registrant and Continental Stock Transfer & Trust Company, as warrant agent.	8-K	001-37979	4.1	Jan. 19, 2017

4.4	First Amendment to Warrant Agreement, dated January 15, 2020, by and among the Registrant, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company.	10-K	001-37979	4.4	Mar. 2, 2020

4.5	Description of Verra Mobility Corporation’s Securities Registered Pursuant to Section 12 of the Exchange Act.	10-K	001-37979	4.5	Mar. 2, 2020

4.6	Indenture, dated as of March 26, 2021, by and among VM Consolidated, Inc., the Guarantors party thereto and Wilmington Trust, National Association as Trustee.	8-K	001-37979	4.1	Mar. 29, 2021

4.7	Form of 5.5% Senior Note Due 2029 (included in Exhibit 4.6).	8-K	001-37979	4.2	Mar. 29, 2021

5.1	Opinion of DLA Piper LLP (US).	S-3	333-260822	5.1	Nov. 5, 2021

10.1	Form of Indemnity Agreement.	S-1	333-21503	10.7	Dec. 9, 2016

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.2	Amended and Restated Registration Rights Agreement dated October 17, 2018, by and among Verra Mobility Corporation, Gores Sponsor II LLC, Randall Bort, William Patton, Jeffrey Rea and the stockholders of Greenlight Holding II Corporation.	8-K	001-37979	10.2	Oct. 22, 2018

10.3	Investor Rights Agreement dated October 17, 2018, by and among Verra Mobility Corporation and PE Greenlight Holdings, LLC.	8-K	001-37979	10.3	Oct. 22, 2018

10.4	Tax Receivable Agreement dated October 17, 2018, by and among Verra Mobility Corporation, the persons identified as “Stockholders” on Schedule 1 thereto, and PE Greenlight Holdings, LLC, solely in its capacity as the stockholders’ representative thereunder.	8-K	001-37979	10.4	Oct. 22, 2018

10.5	Revolving Credit Agreement dated as of March 1, 2018, among Greenlight Acquisition Corporation, ATS Consolidated Inc., each of the other borrowers party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.	8-K	001-37979	10.5	Oct. 22, 2018

10.6	Amendment No. 1 to Revolving Credit Agreement, dated as of July 24, 2018, among Greenlight Acquisition Corporation, VM Consolidated, Inc. (formerly known as ATS Consolidated Inc.), each of the other borrowers party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.	8-K	001-37979	10.7	Oct. 22, 2018

10.7	Amendment No. 2 to Revolving Credit Agreement, dated as of October 29, 2021, by and among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.	10-K	001-37979	10.7	April 22, 2022

10.8	Amendment No. 3 to Revolving Credit Agreement, dated as of December 20, 2021, by and among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.	8-K	001-37979	10.1	Dec. 20, 2021

10.9	Amendment and Restatement Agreement No. 1 to First Lien Term Loan Credit Agreement, dated as of March 26, 2021, by and among Greenlight Acquisition Corporation, VM Consolidated, Inc., American Traffic Solutions, Inc., Lasercraft, Inc. the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.	8-K	001-37979	10.1	Mar. 29, 2021

10.10	Amendment No. 1 to Amendment and Restatement Agreement No. 1 to First Lien Term Loan Credit Agreement, dated as of March 26, 2021, by and among Greenlight Acquisition Corporation, VM Consolidated, Inc., American Traffic Solutions, Inc., Lasercraft, Inc. the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as Administrative Agent and Collateral Agent.	8-K	001-37979	10.1	Dec. 7, 2021

10.11#	Amended and Restated Executive Employment Agreement, dated as of March 25, 2021, by and between VM Consolidated, Inc. and David Roberts.	10-Q	001-37979	10.3	May 17, 2021

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

10.12#	Amended and Restated Executive Employment Agreement, dated as of March 25, 2021, by and between VM Consolidated, Inc. and Patricia Chiodo.	10-Q	001-37979	10.4	May 17, 2021

10.13#	Amended and Restated Executive Employment Agreement, dated as of March 25, 2021, by and between VM Consolidated, Inc. and Rebecca Collins.	10-Q	001-37979	10.5	May 17, 2021

10.14#	Executive Employment Agreement by and between VM Consolidated, Inc. and Steven Lalla, dated as of January 31, 2021.	10-K	001-37979	10.15	Mar. 1, 2021

10.15#	Executive Employment Agreement by and between VM Consolidated, Inc. and Craig Conti, dated as of January 29, 2022.	10-K	001-37979	10.15	April 22, 2022

10.16#	Verra Mobility Corporation 2018 Equity Incentive Plan.	8-K	001-37979	10.17	Oct. 22, 2018

10.17#	Form of Notice of Grant of Restricted Stock Unit and Agreement under the Verra Mobility Corporation 2018 Equity Incentive Plan.	8-K	001-37979	10.18	Oct. 22, 2018

10.18#	Form of Notice of Grant of Restricted Stock Unit and Agreement for Non-U.S. Participants under the Verra Mobility Corporation 2018 Equity Incentive Plan.	8-K	001-37979	10.19	Oct. 22, 2018

10.19#	Form of Greenlight Holding Corporation 2018 Participation Plan Termination Agreement.	8-K	001-37979	10.20	Oct. 22, 2018

10.20#	Form of Notice of Grant of Restricted Stock Unit for Non-Employee Directors under the Verra Mobility Corporation 2018 Equity Incentive Plan.	10-K	001-37979	10.30	Mar. 18, 2019

10.21#	Form of Notice of Grant of Stock Option and Agreement under the Verra Mobility Corporation 2018 Equity Incentive Plan.	10-K	001-37979	10.24	Mar. 2, 2020

10.22#	Form of Notice of Grant of Performance Share Unit and Agreement under the Verra Mobility Corporation 2018 Equity Incentive Plan.	10-K	001-37979	10.26	Mar. 2, 2020

10.23#	2020 Form of Notice of Grant of Restricted Stock Unit and Agreement for Non-U.S. Participants under the Verra Mobility Corporation 2018 Equity Incentive Plan.	10-Q	001-37979	10.1	Nov. 5, 2020

10.24#	Form of Notice of Grant of Stock Option and Agreement for Non-U.S. Participants under the Verra Mobility Corporation 2018 Equity Incentive Plan.	10-Q	001-37979	10.2	Nov. 5, 2020

10.25#	Verra Mobility Corporation Short-Term Incentive Plan.	8-K	001-37979	10.1	Feb. 4, 2022

10.26#	Verra Mobility Corporation Non-Employee Director Compensation Policy.	10-K	001-37979	10.26	April 22, 2022

10.27#	Amended and Restated Verra Mobility Corporation Short-Term Incentive Plan.	8-K	001-37979	10.1	April 28, 2022

21.1	List of Subsidiaries.	10-K	001-37979	21.1	April 22, 2022

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	S-3	333-260822	5.1	Nov. 5, 2021

24.1	Power of Attorney (included on the signature page therein).	S-3	333-260822	N/A	Nov. 5, 2021

#	Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Verra Mobility Corporation, has duly caused this post-effective amendment on Form S-1 to the registration statement on Form S-3 to be executed on its behalf by the undersigned, thereunto duly authorized in Mesa, Arizona on May 12, 2022.

VERRA MOBILITY CORPORATION

By:	/s/ David Roberts
David Roberts President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant, Verra Mobility Corporation, in the capacities and on the date indicated.

Signature	Capacity in Which Signed	Date

/s/ David Roberts David Roberts	President, Chief Executive Officer and Director (Principal Executive Officer)	May 12, 2022

/s/ Craig Conti Craig Conti	Chief Financial Officer (Executive Vice President)	May 12, 2022

* Patrick Byrne	Director	May 12, 2022

* Douglas Davis	Director	May 12, 2022

* Michael Huerta	Director	May 12, 2022

* Sarah Farrell	Director	May 12, 2022

* John Rexford	Director	May 12, 2022

* Cynthia Russo	Director	May 12, 2022

*By: /s/ Rebecca Collins
Attorney-in-Fact